Exhibit 4(a)

EXECUTION COPY

AMERICAN EXPRESS CREDIT CORPORATION

AND

THE BANK OF NEW YORK,

Trustee
_______________________________

Indenture
_______________________________

Dated as of June 9, 2006

Debt Securities

AMERICAN EXPRESS CREDIT CORPORATION

Indenture Dated as of June 9, 2006

CROSS-REFERENCE SHEET1

     Showing the Location in the Indenture of the Provisions Inserted Pursuant to Sections 310 to 318 (a) inclusive of the Trust Indenture Act of 1939.

Provision of Trust Indenture Act of 1939		Indenture Provision
§310	(a)(1), (2)	§ 8.09
	(3)	Not Applicable
	(4)	Not Applicable
	(b)	§ 8.08; § 8.10
	(c)	Not Applicable
§311	(a)	§ 8.13 (a)
	(b)	§ 8.13 (b)
	(b) (2)	§ 9.03 (a) (ii); § 9.03 (b)
	(c)	Not Applicable
§312	(a)	§ 9.01; § 9.02 (a)
	(b)	§ 9.02 (b)
	(c)	§ 9.02 (c)
§313	(a)	§ 9.03 (a)
	(b) (1)	Not Applicable
	(2)	§ 9.03 (b)
	(c)	§ 9.03 (a); § 9.03 (b)
	(d)	§ 9.03 (c)
§314	(a)	§ 9.04
	(b)	Not Applicable
	(c)	§ 1.02
	(d)	Not Applicable
	(e)	§ 1.02
	(f)	Not Applicable
§315	(a) (1)	§ 8.01 (a) (i)
	(2)	§ 8.01 (a) (ii)
	(b)	§ 8.02
	(c)	§ 8.01 (b)
	(d) (1)	§ 8.01 (a)
	(2)	§ 8.01 (c) (ii)
	(3)	§ 8.01 (c) (iii)
	(e)	§ 7.14
§316	(a)	§ 7.12; § 7.13
	(b)	§ 7.08
	(c)	§ 1.04
§317	(a) (1),(2)	§ 7.03; § 7.04
	(b)	§ 12.03
§318	(a)	§ 1.08

[1] This Cross-Reference Sheet is not part of the Indenture.

AMERICAN EXPRESS CREDIT CORPORATION

INDENTURE

dated as of June 9, 2006

TABLE OF CONTENTS*

i

iii

iv

Section 12.12.	Permit No Vacancy in Office of Trustee	63
Section 12.13.	Other Instruments and Acts	63
Section 12.14.	Waiver	63
Section 12.15.	Release from Certain Covenants	64

v

     INDENTURE, dated as of June 9, 2006, between AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation, having its principal office at 301 North Walnut Street, Wilmington, Delaware 19801-2919 (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation having its principal office at 101 Barclay Street, New York, New York 10286, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

     The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. Definitions.

     For all purposes of this Indenture, of all indentures supplemental hereto and all Securities issued hereunder except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article shall have the meanings assigned to them in this Article, and include the plural as well as the singular; (b) all terms used in this Indenture, in any indenture supplemental hereto or in any such Securities that are defined in the Trust Indenture Act shall have the meanings assigned to them in said Act; and (c) all accounting terms not otherwise defined herein or in such Securities shall have the meanings assigned to them in accordance with generally accepted accounting principles in effect at the date of computation.

     Certain terms used in Article Eight hereof are defined in that Article.

     “Act” when used with respect to any Holder has the meaning specified in Section 1.04 hereof.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “American Express” means American Express Company, a New York corporation, and any successor corporation.

     “Authenticating Agent:” See Section 8.14 hereof.

     “Authorized Newspaper” means a newspaper of general circulation in the same city in which the Place of Payment with respect to Securities of a series shall be located or in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

     “Bearer Rules” means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations and any regulations thereunder including, to the extent applicable to any series of Securities, proposed or temporary regulations.

     “Board of Directors” means either the board of directors of the Company or any committee of that board duly authorized to act hereunder or any directors and/or officers of the Company to whom that board or committee shall have delegated its authority.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Borrowing Base” at any date means the sum of (i) the outstanding Debt owed by the Company to American Express or any Subsidiary of American Express at such date that is expressly subordinate and junior in right of payment to the payment of principal of (premium, if any) and interest on the Securities and (ii) Net Worth on such date.

     “Business Day” means, subject to modification hereof by any Board Resolution or supplemental indenture provided for by Section 3.01, (i) when used with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment with respect to such payment are authorized or required by law or executive order to close and (ii) when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office of the Trustee is located are authorized or required by law or executive order to close.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Stock,” as applied to the capital stock of any corporation means any capital stock of such corporation, the right of which to share in distribution either of earnings or assets is without limitation in its charter or other similar document as to any fixed amount or percentage.

     “Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean each such successor corporation.

     “Company Consent,” “Company Order” and “Company Request” mean, respectively, a written consent, order or request signed in the name of the Company by any one of its Officers and delivered to the Trustee.

     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of The Bank of New York, at the date of the execution of this Indenture, is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration.

     “corporation” means a corporation, association, company or business trust.

     “Debt” of any Person at any date means all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person at such date. Such term shall include all obligations of such Person guaranteeing any Debt of any third Person (any such obligation being herein called a “Guarantee”).

     “Defaulted Interest:” See Section 3.08 hereof.

     “Depositary” when used with respect to the Securities of any series issuable or issued, in whole or in part, in the form of a Global Security, means the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have been designated pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

     “Dollars” and the sign “$” mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     “Event of Default:” See Section 7.01 hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Federal Bankruptcy Code:” See Section 7.01 hereof.

     “Foreign Currency” means any currency issued by the government of any country other than the United States of America or any composite currency (including, without limitation, the Euro).

     “Global Security” means a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered to the Depositary or pursuant to the Depositary’s instructions, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

     “Guarantee:” See definition of “Debt.”

     “Holder” means, unless otherwise established as contemplated by Section 3.01 with respect to the Securities of any series, a Person in whose name a Security of any series is registered in the Securities Register for the Securities of such series.

     “Indenture” means this instrument as originally executed, or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

     “interest” when used with respect to any non-interest bearing Security means interest payable after Maturity thereto.

     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities of any series.

     “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund, notice of option to elect repayment or otherwise.

     “Members:” See Section 3.04(e) hereof.

     “Net Worth” at any date means the aggregate stated value of all classes of capital stock plus the aggregate amount of consolidated surplus (whether capital, earned, or other) of the Company and its consolidated Subsidiaries.

     “Officer’s Certificate” means a certificate of the Company signed by any one of its Officers and delivered to the Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company and shall be acceptable to the Trustee.

     “Officer” means Chairman of the Board, any one of the Vice Chairmen, the President, any one of the Vice Presidents, the Treasurer, any one of the Assistant Treasurers, the Comptroller, any one of the Assistant Comptrollers, the Secretary or any one of the Assistant Secretaries of the Company.

     “Opinion of Counsel” means a written opinion of the Counsel of the Company, or other counsel for the Company, who may be an employee of the Company and, if not an employee of the Company, who shall be acceptable to the Trustee.

     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration pursuant to Section 7.02 hereof.

     “Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities or portions thereof for whose payment or redemption the necessary amount of money or other trust funds, including trust funds established under Section 6.01 or 6.02 hereof, has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor on the Securities) in trust for the Holders of such Securities or shall have been set aside and segregated in trust by the Company or any other obligor on the Securities (if the Company or any other obligor on the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (c) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded (Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor), and (ii) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 7.02 hereof.

     “Overdue Rate” with respect to any series of the Securities means the rate designated as such in or pursuant to a Board Resolution or supplemental indenture, as the case may be, relating to such series as contemplated by Section 3.01 hereof, or if not so designated, the rate of interest, if any, on such series of Securities.

     “Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of such series are payable as specified as contemplated by Section 3.01 or, if not so specified, as specified in Section 12.02.

     “record date:” See Section 3.08 hereof.

     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption in or pursuant to a Board Resolution or the supplemental indenture, as the case may be, with respect to the Securities of such series as contemplated by Section 3.01 hereof.

     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to a Board Resolution or supplemental indenture, as the case may be, with respect to the Securities of such series as contemplated by Section 3.01 hereof, exclusive of interest accrued and unpaid to the Redemption Date.

     “Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee authorized by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

     “Securities:” See RECITALS OF THE COMPANY herein.

     “Securities Register” and “Securities Registrar:” See Section 3.05 hereof.

     “Stated Maturity” when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     “Subsidiary” of any Person means (i) any corporation of which such Person at the time owns or controls, directly or through an intervening medium, more than fifty per cent (50%) of each class of outstanding Voting Stock, (ii) any limited liability company, general partnership, joint venture, joint stock company or similar entity, of which such Person at the time owns or controls, directly or indirectly, more than fifty per cent (50%) of its outstanding partnership, membership or similar voting interests, as the case may be and (iii) any limited partnership of which such Person, directly or indirectly, is a general partner, and unless otherwise specified shall mean a Subsidiary of the Company.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at any one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 11.06 hereof.

     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and which shall also include a depository receipt issued by a commercial bank or trust company as custodian with respect to any such obligation set forth in (i) or (ii) above or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation evidenced by such depository receipt or the specific payment of interest on or principal of such obligation.

     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.02. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion is based are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

     Section 1.04. Act of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

     (b) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient and in accordance with such reasonable requirements as the Trustee may determine.

     (c) The ownership of Securities of any series shall be proved by the Securities Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company or any agent of the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent or take any other action under this Indenture, which record date shall not be more than 60 days nor less than 10 days prior to the solicitation with respect thereto, and only such Holders shall be so entitled.

     Section 1.05. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Subsections (d) and (f) of Section 7.01 hereof) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.06. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not such Holder receives said notice. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 1.07. Immunity of Incorporators, Stockholders, Officers and Directors.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities of each series.

     Section 1.08. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 1.09. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.11. Separability Clause.

     In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of any other series of Securities) shall not in any way be affected or impaired thereby.

     Section 1.12. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13. Governing Law.

     This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York and this Indenture and each Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.14. Cross References.

     All references herein to “Articles” and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; and the words “herein,” “hereof,” “hereby,” “hereunder,” “hereinbefore” and “hereinafter” and other words of similar purport refer to this Indenture generally and not to any particular Article, Section or other subdivision hereof.

     Section 1.15. Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 1.16. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any series is not a Business Day at the relevant Place of Payment with respect to Securities of such series, then (notwithstanding any other provision of this Indenture), payment of interest, if any, or principal and premium, if any, with respect to such Security need not be made at such Place of Payment on such date but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date or Redemption Date or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

     Section 1.17. Securities in Foreign Currencies.

     Whenever this Indenture provides for any action by, or any distribution to, Holders of Securities denominated in Dollars and in any Foreign Currency, in the absence of any provision to the contrary established as contemplated by Section 3.01 for Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a Company Order.

     The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

     Section 1.18. Force Majeure.

      In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

     Section 2.01. Forms Generally.

     The Securities of each series shall be in substantially the form as shall be established by or pursuant to the authority granted in a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     The definitive Securities of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     Section 2.02. Form of Certificate of Authentication.

     The Certificate of Authentication on all Securities shall be in substantially the following form:

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York as Trustee

_______________________________________
By Authorized Officer or
     Authorized Signatory

Dated: _________________________________

or

_______________________________________
By [As Authenticating Agent]

_______________________________________
By [Authorized Officer or
     Authorized Signatory]

     Section 2.03. Securities in Global Form.

     If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate principal amount of Outstanding Securities of such series from time to time represented thereby in the records of the Trustee or endorsed thereon and may also provide that the aggregate principal amount of Outstanding Securities of such series represented thereby in the records of the Trustee or endorsed thereon may from time to time be reduced or increased. Any change in the records of the Trustee or any endorsement of a Global Security to reflect the aggregate principal amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in accordance with provisions established as contemplated by Section 3.01.

ARTICLE THREE

THE SECURITIES

     Section 3.01. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to the authority granted in a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of any series:

     (a) the title of the Securities of such series, including CUSIP numbers (which shall distinguish the Securities of such series from all other series of Securities);

     (b) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.05, 3.06, 3.07, 4.07, or 11.07 hereof);

     (c) the date or dates (or manner of determining the same) on which the principal of and premium, if any, on the Securities of such series is payable (which if so provided in or pursuant to the authority granted in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

     (d) the Persons to whom interest on Securities of such series shall be payable, if other than the Persons in whose names such Securities are registered at the close of business on the record date for such interest;

     (e) the rate or rates (or manner of determining the same), at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue (which, in either case or both, if so provided in or pursuant to the authority granted in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and, if other than as set forth in Section 3.08 hereof, the record date for the determination of Holders to whom interest is payable and the basis upon which interest shall be calculated if other than as set forth in Section 3.11;

     (f) the place or places at which (i) the principal of and premium, if any, and interest, if any, on Securities of such series shall be payable if other than as set forth in the third sentence of Section 12.02, (ii) registration of transfer of Securities of such series may be effected, (iii) exchanges of Securities of such series may be effected and (iv) notice and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served; and if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

     (g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, at the option of a Holder or otherwise;

     (h) the obligation, if any, of the Company to redeem, purchase or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

     (i) if other than Dollars, the Foreign Currency in which payment of the principal of, premium, if any, and interest, if any, on the Securities of such series shall be payable or in which such Securities will be denominated;

     (j) if the principal of, premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency (which may be a composite currency) other than that in which such Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

     (k) if denominated or payable in any coin or currency, including composite currencies, other than Dollars, or if the terms of the Securities provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance, the method by which the Securities of such series shall be valued, which may be any reasonable method, against the Securities of all other series for voting, the giving of any request, demand, authorization, direction, notice, consent or waiver, distribution and all other purposes hereof and any provisions required for purposes of applying Sections 6.01, 6.02 and 12.07(b) hereof;

     (l) if the amount of payments of principal of and premium, if any, or interest, if any, on the Securities of such series may be determined with reference to an index, the formula or other method (which may be based on one or more currencies (including a composite currency), commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

     (m) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

     (n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02 hereof or the method by which such portion shall be determined;

     (o) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified herein with respect to the Securities of such series;

     (p) if other than the rate of interest, if any, stated in the title of the Securities of such series, the applicable Overdue Rate;

     (q) if the Securities of such series do not bear interest, the applicable dates for purposes of Section 9.01 hereof;

     (r) the inapplicability, if such is to be the case, to the Securities of such series of Section 6.02 relating to satisfaction, discharge and defeasance of Securities and any modification to Section 6.02;

     (s) if other than U.S. Bank National Association is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee;

     (t) whether the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for definitive Securities, the Depositary for such Global Security or Securities (which shall be a clearing agency registered under the Exchange Act, or any other applicable statute or regulation, to the extent required thereunder), whether such Global Security shall be permanent or temporary, any limitations on the rights of the Holder or Holders to transfer or exchange the same or to obtain the registration of transfer thereof in addition to or in lieu of those set forth in Section 3.05, any limitations on the rights of the Holder or Holders thereof to obtain certificates in definitive form, and, the provisions for determining the aggregate principal amount of Outstanding Securities from time to time represented thereby and any and all matters incidental to such Global Security or Securities;

     (u) if the Securities of such series may be converted into or exchanged for other securities of the Company or any other Persons, the terms and conditions pursuant to which the Securities of such series may be converted or exchanged;

     (v) if the principal of or premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made;

     (w) if the Securities of any such series are to be issuable as bearer securities, any and all matters incidental thereto;

     (x) if the Securities of such series are to be issued upon the exercise of a warrant or right, the time, manner and place for such Securities to be authenticated and delivered; and

     (y) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, shall conform to any applicable requirements of the Trust Indenture Act, and shall not materially adversely affect the rights of the Holders of Securities then outstanding).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the authority granted in such Board Resolution or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and, unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

     Section 3.02. Denominations.

     Unless otherwise established as contemplated by Section 3.01, the Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01 hereof. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

     Section 3.03. Authentication and Dating.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, said Securities pursuant to a Company Order without any further action by the Company. In authenticating (or causing authentication of) such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, prior to the initial authentication of such Securities, and (subject to Sections 8.01 and 8.03 hereof) shall be fully protected in relying upon:

     (a) a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

     (b) an executed supplemental indenture, if any, relating thereto;

     (c) an Officer’s Certificate setting forth the form and terms of the Securities of such series established pursuant to Sections 2.01 and 3.01 hereof (to the extent not set forth in the documents delivered pursuant to Subsections 3.03(a) or 3.03(b)) and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with, that no Event of Default with respect to any series of Securities has occurred and is continuing and that the issuance of such Securities is not and will not result in (i) an Event of Default or an event or condition that, upon the giving of notice (or the acquisition of knowledge) or the lapse of time or both, would become an Event of Default or (ii) a default under the provisions of any other material instrument or agreement by which the Company is bound; and

     (d) an Opinion of Counsel stating

     (i) that the form and the terms of such Securities have been established by or pursuant to the authority granted in a Board Resolution or by a supplemental indenture as permitted by Sections 2.01 and 3.01 hereof in conformity with the provisions of this Indenture;

     (ii) that such Securities, when executed and delivered by the Company, and authenticated and delivered by or on behalf of the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

     (iii) that the Company has the corporate power to issue such Securities, and has duly taken all necessary corporate action with respect to such issuance;

     (iv) that the issuance of such Securities will not contravene the charter or by-laws of the Company or result in any violation of any of the terms or provisions of any applicable law or regulation that would normally be applicable to general business entities with respect to such issuance or result in any material violation of any indenture, mortgage or other agreement known to such counsel by which the Company or any of its subsidiaries is bound;

     (v) that this Indenture is qualified under the Trust Indenture Act; and

     (vi) such other matters as the Trustee may reasonably request.

     (e) Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once, prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company and the Guarantor that, as of the date of such request, the statements made in any Officers’ Certificate delivered pursuant to this Section 3.03 shall be true and correct as if made on such date.

     The Trustee shall have the right to decline to authenticate and deliver, or cause to be authenticated and delivered, any Securities under this Section 3.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

     Unless otherwise provided in the form of Securities of any particular series, each Security shall be dated the date of its authentication.

     Section 3.04. Execution of Securities.

     (a) The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signatures of its Chairman of the Board, any one of its Vice Chairmen, its President or any one of its Vice Presidents, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise) and attested to by its Secretary or any one of its Assistant Secretaries, whose signatures may be manual or facsimile. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by or on behalf of the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by or on behalf of the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     (b) In case any Officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by or on behalf of the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     (c) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary for such Global Security or Securities or the nominee of such Depositary, as provided in this Indenture.

     (d) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     (e) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Registrar under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     Section 3.05. Exchange and Registration of Transfer of Securities.

     Securities of any series (except for Global Securities, which may only be exchanged in the limited circumstances described below) may be exchanged for Securities of like tenor and aggregate principal amount of the same series of other authorized denominations. Unless otherwise established as contemplated by Section 3.01, Securities to be exchanged shall be surrendered at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange therefor the Security or Securities which the Holder making such exchange shall be entitled to receive.

     Unless otherwise established as contemplated by Section 3.01, the Company shall keep, at said office or agency in the same city in which the Corporate Trust Office of the Trustee is located, a register for each series of Securities issued hereunder (the register maintained at such office or agency being referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series and registration of transfer of such Securities as provided in this Article. The Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby initially appointed “Securities Registrar” for the purpose of registering Securities and registering transfers of Securities as herein provided. Upon due presentment for registration of transfer of any Security of any series at any of the offices or agencies to be maintained by the Company, as provided in Section 12.02 hereof, the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for an equal aggregate principal amount.

     Every Security issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security or Securities surrendered upon registration of such transfer or exchange.

     All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.07, 4.07 or 11.07 hereof not involving any transfer.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

     As provided in Section 3.04 hereof, each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture. Notwithstanding the foregoing and except as otherwise specified as contemplated by Section 3.01, no Global Security shall be registered for transfer or exchange, or authenticated or delivered, pursuant to this Section 3.05 or Sections 3.06, 3.07, 4.07 or 11.07 in the name of a Person other than the Depositary for such Security or its nominee until (i) the Depositary with respect to a Global Security notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation if required thereunder, and the Company notifies the Trustee that it is unable to locate a qualified successor Depositary, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such Series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, without service charge, (i) to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms in definitive form and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security, and (ii) to such Depositary a new Global Security of like tenor and terms and in a principal amount equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered pursuant to clause (i).

     Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, any Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.06, 3.07, 4.07 or 11.07 or otherwise, shall also be a Global Security. Notwithstanding any other provision of this Indenture, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or to another Depositary or a nominee thereof or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or to another Depositary or a nominee thereof.

     Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Definitive Securities issued in exchange for a Global Security pursuant to this Section shall either be in global form, established as contemplated by Sections 2.01 and 3.01, or shall be registered in such names and in such authorized denominations and delivered to the Depositary or to such Persons at such addresses as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.

     Section 3.06. Mutilated, Destroyed, Lost or Stolen Securities.

     In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, a new Security of the same series bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have become due and payable or shall be about to become due and payable, instead of issuing a substituted Security, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security). In every case the applicant for a substituted Security shall surrender the Security to the Trustee, if mutilated, and shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substituted Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

     Every substituted Security issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any Security is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 3.07. Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, temporary Securities of such series (printed, lithographed, typewritten, mimeographed or otherwise produced). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Every such temporary Security shall be executed by the Company and shall be authenticated by or on behalf of the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. The Company, without unreasonable delay, will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving any registration of transfer, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

     Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.07 or Section 3.05 hereof, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

     Section 3.08. Payment of Interest; Interest Rights Preserved.

     The Holder at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to the record date and prior to such Interest Payment Date. Except as otherwise specified as contemplated by Section 3.01 hereof for Securities of a particular series, the term “record date” as used in this Section 3.08 with respect to any Interest Payment Date, shall mean the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, whether or not such day shall be a Business Day.

     If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on such record date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may make payment of any Defaulted Interest to the Holders at the close of business on a subsequent record date established in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a record date for the payment of such Defaulted Interest that shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the record date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears on the Securities Register, not less than 10 days prior to such record date. Notice of the proposed payment of such Defaulted Interest and the record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders at the close of business on such record date (notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to such record date and prior to such payment) and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 3.09. Persons Deemed Owners.

     Prior to the due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any and, subject to Section 3.08 hereof interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Securities Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting or refraining from acting on any such information provided by the Depositary.

     Section 3.10. Cancellation.

     All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to the Trustee shall be promptly cancelled by it. The Trustee shall dispose of cancelled Securities and deliver a certificate of such disposal to the Company upon its written request unless, by a Company Order, the Company directs that such cancelled Securities be returned to it. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

     Section 3.11. Computation of Interest.

     Except as otherwise specified as contemplated by Section 3.01 hereof for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

REDEMPTION OF SECURITIES

     Section 4.01. Applicability of Article.

     The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their Maturity except as otherwise specified as contemplated by Section 3.01 hereof for Securities of such series.

     Section 4.02. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to authority granted in a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of a series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) deliver to the Trustee an Officer’s Certificate notifying the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and stating that no default in payment of interest or Event of Default has occurred and is continuing with respect to such series.

     Section 4.03. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (which is in compliance with the requirements of any national securities exchange on which such Securities are listed) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal of Securities of a denomination greater than the minimum authorized denomination of such series.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     Section 4.04. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities of the series to be redeemed, at his address appearing in the Securities Register. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     All notices of redemption shall state:

     (a) the Redemption Date,

     (b) the Redemption Price and accrued interest, if any,

     (c) if less than all Outstanding Securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities of such series to be redeemed,

     (d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security, and that interest thereon shall cease to accrue from and after said date,

     (e) the place where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

     (f) that the redemption is for a sinking fund, if that be the case, and

     (g) applicable CUSIP numbers.

     Notice of redemption of the Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, however, that if the Trustee is asked to give the notice it shall be given at least three Business Days prior notice of such request.

     Section 4.05. Deposit of Redemption Price.

     On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.03 hereof) an amount of money (in the currency in which the Securities so called for redemption are payable) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

     Section 4.06. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest, if any, to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and such accrued interest, if any) such Securities or portions thereof shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with said notice, such Securities or specified portions thereof shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date. Installments of interest whose Stated

Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record dates according to their terms and the provisions of Section 3.08 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Overdue Rate for such Security.

     Section 4.07. Securities Redeemed in Part.

     Any Security that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, to the Holder of such Security without service charge, a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

ARTICLE FIVE

SINKING FUNDS

     Section 5.01. Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 hereof for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”

     Section 5.02. Satisfaction of Mandatory Sinking Fund Payments with Securities.

     In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Securities of that series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     Section 5.03. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of the Securities, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying the amount of the next ensuing mandatory sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 5.02 hereof (which Securities will accompany such certificate if not already delivered for cancellation to and held by the Trustee) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series and shall set forth the basis for any credit against the sinking fund. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate when due (or to deliver the Securities specified in this Section 5.03) the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 5.02 and without the right to make any optional sinking fund payment, if any, with respect to such series.

     Any sinking fund payment or payments (mandatory or optional) with respect to the Securities of any series, which payment or payments are made in cash plus any unused balance of any preceding sinking fund payments with respect to such series made in cash the sum of which shall equal or exceed $100,000 or the equivalent thereof in the Foreign Currency in which such series is denominated (or a lesser sum if the Company shall so request), shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Securities at the Redemption Price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 5.03. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

     The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in the first paragraph of Section 4.03 hereof and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 4.04 hereof. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.06 and 4.07 hereof.

     On or before any sinking fund payment date, the Company shall deposit with the Trustee an amount of money in the currency in which payment is to be made pursuant to Section 3.01 sufficient to pay any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 5.03.

     The Trustee shall not redeem any Securities of any series with sinking fund moneys or mail any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this Section 5.03) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section 5.03.

ARTICLE SIX

SATISFACTION AND DISCHARGE

     Section 6.01. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect with respect to the Securities of any series (except as to the rights of Holders of Outstanding Securities of such series to receive, from the trust funds described in paragraph (a) of this Section 6.01, payment of the principal of, premium, if any, and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal, premium, if any, or installment of interest, if any, the Company’s obligations with respect to such Outstanding Securities of such series under Sections 3.05, 3.06, 6.05 and 12.02 as may be applicable to Outstanding Securities of such series, and the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder), and the Trustee for the Securities of such series, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when

          (a) either

     (i) all the Securities of such series theretofore authenticated and delivered (other than (A) Securities of such series that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 hereof and (B) Securities of such series for whose payment money has theretofore been deposited with the Trustee or the Paying Agent for the Securities of such series in trust or segregated and held in trust by the Company and thereafter repaid to the

Company or discharged from such trust, as provided in Section 6.05 and Section 12.03 hereof) have been delivered to such Trustee for cancellation; or

     (ii) all Securities of such series not theretofore delivered to such Trustee for cancellation

     (A) have become due and payable, or

     (B) will become due and payable at their Stated Maturity within one year, or

     (C) are to be called for redemption within one year under arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited with such Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Securities of such series, with reference to this Section 6.01, (i) money in an amount in the currency in which the Securities of such series are denominated or (ii) U.S. Government Obligations in the case of a series of Securities denominated in Dollars or obligations issued or guaranteed by the government that issued the currency in which the Securities of such series are denominated in the case of Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment referred to below, money in an amount in the currency in which the Securities of such series are denominated or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered and addressed to the Trustee, to pay and discharge the entire indebtedness on the Outstanding Securities of such series not theretofore delivered to such Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with Outstanding Securities of such series, including all amounts due to the Trustee under Section 8.07 for such series, and

     (c) the Company has delivered to such Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee for the Securities of such series under Section 8.07 hereof and with respect to Securities of any other series hereof shall survive such satisfaction and discharge.

     Section 6.02. Satisfaction, Discharge and Defeasance of Securities of any Series.

     Unless this Section 6.02 is specified, as contemplated by Section 3.01 hereof, to be inapplicable to Securities of any series, the Company shall, notwithstanding Section 6.01 hereof, be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any such series from and after the ninety-first day after the date of the deposit referred to in paragraph (a) below, the provisions of this Indenture (except as to the rights of Holders of Outstanding Securities of such series to receive, from the trust funds described in paragraph (a) below, payment of the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal, premium, if any, or installment of interest, if any, the Company’s obligations with respect to such Outstanding Securities of such series under Sections 3.05, 3.06, 6.05 and 12.02 hereof, as may be applicable to Outstanding Securities of such series, and the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder) shall no longer be in effect in respect of Outstanding Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, provided, however, that the following conditions shall have been satisfied:

     (a) the Company has deposited or caused to be deposited with the Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Securities of such series, with reference to this Section 6.02, (i) money in an amount in the currency in which the Securities of such series are denominated or (ii) U.S. Government Obligations in the case of Securities denominated in Dollars or obligations issued or guaranteed by the government that issued the currency in which the Securities are denominated in the case of Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in this paragraph (a), money in an amount in the currency in which the Securities of such series are denominated, or (iii) a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered and addressed to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal and premium, if any, and interest, if any, to the Stated Maturity as such principal and premium, if any, or interest, if any, becomes due and payable in accordance with the terms of this Indenture and the Securities of such series provided, however, that the Company shall not make or cause to be made the deposit provided by this clause (a) unless the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company’s option under this Section 6.02;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with the Outstanding Securities of such series, including all amounts due to the Trustee under Section 8.07 for such series;

     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of such series have been complied with; and

     (d) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize gain or loss on such Securities for federal income tax purposes solely as a result of such deposit, defeasance and discharge and will be subject to federal income tax in the same amounts and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Section 6.03. Application of Trust Money.

     (a) Subject to the provisions of Section 6.05, all money, U.S. Government Obligations and other governmental obligations deposited with the Trustee for the Securities of any series pursuant to Sections 6.01 or 6.02 hereof, and all money received by the Trustee in respect of U.S. Government Obligations and such other government obligations deposited with the Trustee for the Securities of any series pursuant to Section 6.01 or Section 6.02 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law.

     (b) The Trustee shall deliver or pay to the Company from time to time upon Company request any U.S. Government Obligations, other government obligations or money held by it as provided in Sections 6.01 and 6.02 that, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations, other government obligations or money were deposited or received.

Section 6.04. Paying Agent to Repay Moneys Held.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the appropriate Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 6.05. Return of Unclaimed Moneys.

     Any moneys deposited with or paid to the Trustee or any Paying Agent for the Securities of any series or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on the Securities of such series and not applied but remaining unclaimed by the Holders of Securities of such series for two years after the date upon which the principal of and premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat as abandoned or unclaimed property law, be repaid to the Company by such Trustee or any Paying Agent on demand or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and the liability of the Trustee or such Paying Agent with respect to such payment and any obligation of the Company to hold moneys in trust for such payment shall thereupon cease; provided, however, that, before any such action shall occur, the Trustee shall have received 20 days’ prior notice thereof, upon receipt of which such Trustee may (at the expense of the Company) cause to be published once a week for two successive weeks, in each case on any day of the week, in an Authorized Newspaper in the same city in which the Place of Payment with respect to Securities of such series shall be located and in an Authorized Newspaper in the Borough of Manhattan, The City of New York, a notice (in such form as may be deemed appropriate by such Trustee) that said moneys remain unclaimed and that, after a date named therein, any unclaimed balance of said moneys then remaining will be returned to the Company.

ARTICLE SEVEN

REMEDIES

     Section 7.01. Events of Default.

     “Event of Default” whenever used herein with respect to Securities of any series means such events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof and any one of the following events, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless the same is either not applicable to such series or is deleted or modified pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof:

     (a) default in the payment of any interest upon any Security of such series when the same becomes due and payable, and continuance of such default for a period of 30 days; or

     (b) default in the payment of all or any part of the principal of (or premium, if any, on) any Security of such series at its Maturity; or

     (c) default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due and payable by the terms of the Securities of such series; or

     (d) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series contained in this Indenture or in such Securities (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with or from which the Company has been released in accordance with Section 12.15 hereof) or established in or pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of

Securities is issued, as the case may be, as contemplated by Section 3.01 hereof, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series, or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

     (e) the failure at any time of American Express (i) to own, directly or through one or more wholly-owned Subsidiaries, 100% of the Common Stock of the Company, and (ii) if the Company shall have outstanding any shares of capital stock other than Common Stock having ordinary voting rights, to own, directly or through one or more wholly-owned Subsidiaries, shares representing at least 80% of the total combined voting power of all shares of the Company having ordinary voting rights, in violation of the covenants contained in Section 12.11 hereof, provided, however, that, subject to the provisions of Section 8.01 hereof, a Responsible Officer of the Trustee, in the course of its administration of corporate trusts, shall have actual knowledge of such Event of Default or written notice of such Event of Default shall have been given to the Trustee by the Company or by the Holders of at least 25% in principal amount of the Outstanding Securities of such series; or

     (f) an event of default with respect to any other series of Securities issued or hereafter issued pursuant to this Indenture or as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt for money borrowed of the Company or any Subsidiary in excess of $50,000,000, whether such Debt now exists or shall hereafter be created, shall happen and shall result in such other series of Securities or such Debt, as the case may be, becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee for such series or to the Company and the Trustee for such series by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, or to the Company and the Trustee by the holders of at least 25% of the outstanding principal amount of such Debt, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 8.01 and 8.02 hereof, such Trustee shall not be charged with knowledge of any such event of default unless a Responsible Officer of such Trustee, in the course of its administration of corporate trusts, shall have such actual knowledge of such event of default, or unless written notice of such event of default shall have been given to such Trustee by the Company, by the Holder or an agent of the Holder of any Securities of such other series or by the holder or an agent of the holder of any such Debt, as the case may be, or by the trustee then acting under this Indenture with respect to such other series of Securities or under any mortgage, indenture or instrument, as the case may be, under which such event of default shall have occurred, or by the Holders of at least 25% in principal amount of the Outstanding Securities of such series; or

     (g) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title 11 of the United States Code as now constituted or hereafter amended (the “Federal Bankruptcy Code”) or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (h) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

     (i) any other Event of Default provided in or pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof.

     Section 7.02. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such affected series shall have already become due and payable, the Trustee for such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such affected series may declare the principal amount (or, if the Securities of such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such affected series) of all the Securities of such affected series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration the same shall become immediately due and payable, anything in this Indenture or in the Securities of such affected series or any Board Resolution relating thereto contained to the contrary notwithstanding.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained or entered as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such affected series, by written notice to the Company and the Trustee for such affected series, may waive all defaults with respect to such affected Securities and rescind and annul such declaration and its consequences if

     (a) the Company has paid or deposited with the Trustee for the Securities of such affected series a sum sufficient to pay

     (i) all overdue installments of interest, if any, on all Securities of such series,

     (ii) the principal of (and premium, if any, on) any and all Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the Overdue Rate applicable to such series,

     (iii) to the extent that payment of such interest is lawful, interest upon any overdue installment of interest at the Overdue Rate applicable to such series,

     (iv) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and any other amounts due such Trustee under Section 8.07 hereof; and

     (b) all Events of Default with respect to such affected series of Securities, other than the non-payment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13 or Section 12.14 hereof.

     No such waiver and rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

     (a) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days,

     (b) default is made in the payment of all or any part of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or

     (c) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Securities of any series,

the Company will, upon demand of the Trustee for the Securities of such affected series, pay to such Trustee, for the benefit of the Holder of any such Security (or Holders of any such affected series of Securities in the case of clause (c) above), the whole amount then due and payable on any such Security (or Securities of any such affected series in the case of clause (c) above) for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the Overdue Rate of any such Security (or Securities of any such affected series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and any other amounts due such Trustee under Section 8.07 hereof;

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee for the Securities of such affected series, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decrees, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such affected series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 7.04. Trustee May File Proofs of Claim.

     The Trustee for the Securities of any series (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of such series or the property of the Company or of such other obligor or their creditors,

     (i) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 7.02 hereof), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and any other amounts due such Trustee under Section 8.07 hereof) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for such series, and in the event that such Trustee shall consent to the making of such payments directly to the Holders, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 8.07 hereof.

     Nothing herein contained shall be deemed to authorize any Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize any Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 7.05. Trustee May Enforce Claims without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of such series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and any other amounts due such Trustee under Section 8.07 hereof, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 7.06. Application of Money Collected.

     Any moneys collected by the Trustee for the Securities of any series pursuant to this Article shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the several Securities with respect to which such moneys were collected, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due such Trustee under Section 8.07 hereof;

     SECOND: To the payment of the amounts then due and unpaid upon such Securities for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively;

     THIRD: The balance, if any, to the Company or any other Person or Persons as directed in a final, non-appealable writing by a court of competent jurisdiction.

     Section 7.07. Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless

     (1) an Event of Default with respect to such series of Securities shall have occurred and be continuing and such Holder previously shall have given to the Trustee for the Securities of such affected series written notice of default with respect to the Securities of such affected series and of the continuance thereof;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such affected series shall have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to such Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) such Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such affected series;

it being understood and intended that no one or more Holders of Securities of such affected series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such affected series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Securities of such affected series.

     Section 7.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision of this Indenture, the Holder of a Security of any series shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.08 hereof) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 7.09. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

     Section 7.10. Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of such Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 7.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee for the Securities of any series or of the Holders of such Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee or to such Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by such Holders, as the case may be.

     Section 7.12. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series or exercising any trust or power conferred on such Trustee; provided, however, that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture, unduly prejudice the rights of Holders or involve the Trustee in personal liability, and

     (b) such Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

     Section 7.13. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

     (a) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Securities of such series, or

     (b) in respect of a covenant or provision hereof that under Article Eleven hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 7.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of a Security of any series by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.14 shall not apply to any suit instituted by such Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     Section 7.15. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for the Securities of any series, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE EIGHT

THE TRUSTEE

     Section 8.01. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default with respect to a series of Securities,

     (i) the Trustee for such series of Securities shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee for such series may conclusively, with respect to the Securities of such series, rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has with respect to the Securities of a series occurred and is continuing, the Trustee for the Securities of such series shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve a Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

     (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 8.01;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii) the Trustee for the Securities of any series shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series pursuant to Section 7.12 hereof relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture; and

     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

     Section 8.02. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series which is known to the Trustee of such series or of which such Trustee has been given written notice, the Trustee for such series shall transmit by mail to all Holders of the Securities of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder with respect to such series known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment, redemption or analogous obligation, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determine that the withholding of such notice is in the interest of such Holders; and provided, further, that in the case of any default of the character specified in Section 7.01 (d) hereof no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 8.02, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     Section 8.03. Certain Rights of Trustee.

     Except as otherwise provided in Section 8.01 hereof:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith in reliance thereon;

     (e) the Trustee for the Securities of any series shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities of such series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity satisfactory to it or provided reasonable security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) except with respect to Section 12.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to covenants contained in Article 12. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any default or Event of Default occurring pursuant to Sections 12.01, 7.01(a) or 7.01(b) or (ii) any default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

     (i) delivery of reports, information and documents to the Trustee under Section 9.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

     (j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     Section 8.04. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     Section 8.05. May Hold Securities.

     The Trustee, any Paying Agent, Securities Registrar, any Authenticating Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities of any series and, subject to Section 8.08 and Section 8.13 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

     Section 8.06. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     Section 8.07. Compensation and Reimbursement.

The Company agrees

     (a) to pay to the Trustee for the Securities of any series from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee for the Securities of any series upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of any Authenticating Agent), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

     (c) to indemnify the Trustee for the Securities of any series and its agents for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust and performance of their duties hereunder, including the costs and expenses (including fees and disbursements of their counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section 8.07, the Trustee for the Securities of any series shall have a lien prior to the Securities of all series upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on the particular Securities of any series. The provisions of this Section 8.07 shall survive any Trustee succession and the satisfaction and discharge of this Indenture. “Trustee” for purposes of this Section 8.07 shall include any predecessor trustee but the negligence and bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 8.07.

     Section 8.08. Disqualification; Conflicting Interests.

     The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(i) of the Trust Indenture Act are met.

     Section 8.09. Corporate Trustee Required; Different Trustees for Different Series; Eligibility.

     There shall at all times be a Trustee hereunder for the Securities of each series that shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and having a corporate trust office in the Borough of Manhattan, The City of New York, the State of New York, or in such other city as shall be specified as contemplated by Section 3.01 hereof with respect to any series of Securities, provided, however, that there is a corporation in any such city that is willing to act as Trustee upon reasonable and customary terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. A different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than The Bank of New York, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

     Section 8.10. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee for the Securities of such series pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed for the Securities of any series may resign at any time with respect to one or more or all such series of the Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee for the Securities of any series shall not have been delivered to the Trustee for such series within thirty days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee for such series.

     (c) The Trustee for the Securities of any series may be removed at any time with respect to one or more or all such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such one or more series (each voting as a class) delivered to such Trustee and to the Company. If an instrument of acceptance by a successor Trustee for the Securities of any series shall not have been delivered to the Trustee for such series within thirty days after the giving of such notice of removal, the Trustee being removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee for such series.

     (d) If at any time:

     (i) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to the Securities of such series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

     (ii) such Trustee shall cease to be eligible under Section 8.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder of Securities, or

     (iii) such Trustee shall become incapable of acting with respect to the Securities of such series or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) subject to Section 7.14 hereof, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee for such series.

     (e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for the Securities of such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee for the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee for such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the

Company or such Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee for the Securities of any series and each appointment of a successor Trustee for the Securities of such series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

     Section 8.11. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     In case of the appointment hereunder of a successor Trustee for the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee for the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee for the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee for the Securities of any series shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under Section 8.09.

     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of the Trustee for such series hereunder, provided, however, that such corporation shall be, with respect to such series, otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee for such series or an Authenticating Agent for such series, then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

     Section 8.13. Preferential Collection of Claims against Company.

     The Trustee shall comply with Section 311(a) of the Trust Indenture Act with respect to each series of Securities for which it is Trustee.

     Section 8.14. Authenticating Agent.

     The Trustee for a series of securities may appoint an Authenticating Agent for such series that shall be acceptable to the Company, to act on behalf of such Trustee and subject to its direction in connection with the authentication of the Securities of such series. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Securities of any series authenticated by the Authenticating Agent for the Securities of such series shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee for the Securities of such series. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee for the Securities of such series or such Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of such Trustee by the Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Securities of all series for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for the Securities of such series or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the applicable Trustee and to the Company. The Trustee for the Securities of any series may at any time terminate the agency of any Authenticating Agent for such series by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, with respect to the Securities of one or more or all series, the Trustee for such series may appoint a successor Authenticating Agent that shall be acceptable to the Company, and upon doing so shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities of such series as the names and addresses of such Holders appear upon the Securities Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder with like effect as if originally appointed as Authenticating Agent hereunder. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

     The Trustee for the Securities of each series agrees to pay to the Authenticating Agent for the Securities of such series from time to time reasonable compensation for its services, and each such Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 8.07 hereof.

ARTICLE NINE

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 9.01. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee for the Securities of each series (a) semi-annually, on a date not more than 15 days after each regular record date with respect to an Interest Payment Date, if any, for the Securities of such series, and (b) on semi-annual dates in each year to be determined pursuant to Section 3.01 hereof if the Securities of such series do not bear interest and (c) at such other times as such Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as such Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than such Trustee, as to the names and addresses of the Holders of the Securities of such series, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, however, that as long as such Trustee is the Securities Registrar for such series, no such list shall be required to be furnished.

     Section 9.02. Preservation of Information; Communications to Holders.

     (a) The Trustee for the Securities of each series shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent list furnished to such Trustee as provided in Section 9.01 hereof or in the Securities Register if such Trustee be the Securities Registrar for such series and the names and addresses of Holders received by such Trustee in its capacity as Paying Agent for such series. Such Trustee may destroy any list furnished to it as provided in Section 9.01 hereof upon receipt of a new list so furnished.

     (b) If three or more Holders of the Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee for such series or the Trustee for any other series, furnish to such Trustee reasonable proof that each such applicant has owned a Security of a series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of any series with respect to their rights under this Indenture or under the Securities of any series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either

     (i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Subsection (a) of this Section 9.02, or

     (ii) inform such applicants as to the approximate number of such Holders whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Subsection (a) of this Section 9.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If such Trustee shall elect not to afford such applicants access to such information, such Trustee shall upon the written request of such applicants, mail to each Holder to whom the applicant desires to communicate whose name and address appear in the information preserved at the time by such Trustee in accordance with Subsection (a) of this Section 9.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of such Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of the Company or the Trustee, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Subsection (b) of this Section 9.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Subsection (b) of this Section 9.02.

     Section 9.03. Reports by Trustee.

     Within 60 days after the first May 15 that occurs not less than 60 days following the first date of issuance of the Securities of any series under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee for the Securities of such series shall transmit by mail to all Holders of such series, as their names and addresses appear in the Securities Register, a brief report dated as of such May 15 required by, and in compliance with the provisions of, Section 313(a) of the Trust Indenture Act and at such other times in such manner such other reports as may be required by Section 313 of the Trust Indenture Act in each case with respect to the Securities of such series. A copy of each such report shall, at the time of such transmission to such Holders, be filed by such Trustee with each stock exchange upon which such Securities are listed and also with the Commission. The Company will notify such Trustee when such Securities are listed on any stock exchange.

     Section 9.04. Reports by Company.

     The Company will

     (a) file with the Trustee for the Securities of each series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (b) file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (c) transmit by mail to all Holders, as their names and addresses appear in the Securities Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section 9.04 as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE TEN

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 10.01. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person or group of Persons and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company, shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

     (3) the Company has delivered to such Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     The provisions of this Section 10.01 shall not be applicable to a merger or consolidation in which the Company is the surviving corporation.

     Section 10.02. Successor Corporation Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE ELEVEN

SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by or pursuant to the authority granted in a Board Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

     (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained: or

     (b) to add to or modify the covenants or Events of Default of the Company, for the benefit of the Holders of the Securities of any or all series, to convey, transfer, assign, mortgage or pledge any property to or with such Trustee or to surrender any right or power herein conferred upon the Company, and to modify or eliminate any of the provisions of this Indenture, provided that any such modification or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

     (c) to establish the form or terms of the Securities of any series as permitted by Section 2.01 or Section 3.01 hereof; or

     (d) to add to or change any of the provisions of this Indenture as is necessary or advisable to facilitate the issuance of Securities of any series in bearer form, registrable or nonregistrable as to principal and with or without interest coupons, and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose, or to permit or facilitate the issuance of Securities in uncertificated form; or

     (e) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interests of the Holders in any material respect; or

     (f) to add to or change any of the provisions of this Indenture to provide that bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, or premium, if any, or interest on bearer Securities or on the delivery of bearer Securities, or to permit bearer Securities to be issued in exchange for bearer Securities of other authorized denominations, provided any such action shall not adversely affect the interests of the Holders of bearer Securities of any series or any related coupons in any material respect unless such amendment is required to comply with the Bearer Rules; or

     (g) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than The Bank of New York, as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.09 hereof;

     (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11 hereof;

     (i) to evidence any changes to Section 8.10 permitted by the terms thereof;

     (j) to add to or modify the provisions hereof as may be necessary or desirable to provide for the denomination of Securities in Foreign Currencies that shall not adversely affect the interests of the Holders of the Securities in any material respect;

     (k) to supplement any of the provisions of this Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 6.01 or 6.02 or release of certain covenants pursuant to Section 12.15, provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

     (l) to add to, change or eliminate any of the provisions of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when no Security of any series entitled to the benefits of such provision and issued prior to the execution of such supplemental indenture is outstanding or (ii) shall not apply to any outstanding Security;

     (m) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of the holders of the Securities of any series or any appurtenant coupons in any material respects; or

     (n) to prohibit the authentication and delivery of additional series of Securities.

     Section 11.02. Supplemental Indentures with Consent of Holders.

     Subject to Sections 7.12 and 7.13 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or any premium payable on the redemption thereof, or change the Place of Payment, or the coin or currency in which any Security or the interest, if any, thereon is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof or adversely affect the right of repayment, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under the sinking fund for any Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

     (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (c) modify any of the provisions of this Section 11.02 or Section 7.13 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, or

     (d) subordinate the indebtedness evidenced by the Securities to any other indebtedness of the Company.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has been expressly included solely for the benefit of the Securities of one or more particular series, or that modifies the rights of the Holders of the Securities of one or more such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 11.03. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eleven or the modifications thereby of the trusts created by this Indenture, the Trustee for the Securities of any series shall be provided with, and (subject to Section 8.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Such Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

     Section 11.04. Notice of Supplemental Indenture.

     Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 11.02 hereof, the Company shall transmit by mail to all Holders of any series of the Securities affected thereby, as their names and addresses appear in the Securities Register, a notice setting forth in general terms the substance of such supplemental indenture.

     Section 11.05. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith but only with respect to the Securities of each series affected by such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes with respect to such series; and every Holder of Securities of any such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 11.06. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 11.07. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of such Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by or on behalf of such Trustee in exchange for Outstanding Securities of the same series.

ARTICLE TWELVE

COVENANTS

     Section 12.01. Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of, premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities, established as contemplated by Section 3.01 of this Indenture.

     Section 12.02. Maintenance of Office or Agency.

     The Company will maintain, in each Place of Payment for any series of Securities, an office or agency where Securities of any series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. With respect to the Securities of any series, such office or agency and each Place of Payment shall be as specified as contemplated by Section 3.01. In the absence of any such provisions with respect to Securities of any series, (i) the Place of Payment for such Securities shall be in the city in which the Corporate Trust Office of the Trustee for such series shall be located and (ii) such office or agency in such Place of Payment shall initially be the Corporate Trust Office of such Trustee for such series. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee for the Securities of each series with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints such Trustee for such series of Securities its agent to receive all such presentations, surrenders, notices and demands with respect to the Securities of such series.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of such purposes specified above, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes.

     Section 12.03. Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such series of its failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any Securities of any series, deposit with a Paying Agent for such series a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, if any, and (unless such Paying Agent is the Trustee for such series) the Company will promptly notify such Trustee at its Corporate Trust Office of its failure so to act.

     The Company will cause each Paying Agent for the Securities of any series other than the Trustee for such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 12.03, that such Paying Agent will

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give such Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium, if any, or interest, if any; and

     (c) at any time during the continuance of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to Securities of any series or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of the appropriate series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 12.04. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 12.05. Books of Account.

     The Company and any Subsidiary will keep true books of record and account in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to their respective businesses and activities.

     Section 12.06. Financial Statements and Statement as to Compliance.

     The Company will

     (a) file with the Trustee within four months after the close of each fiscal year (which, until the Company shall otherwise notify the Trustee, shall be deemed to be the calendar year), a consolidated income statement for, and a consolidated surplus statement and a consolidated balance sheet as of the end of, such fiscal year, of the Company and its Subsidiaries, all certified by independent registered public accountants selected by the Company (who may be the accountants who regularly audit the books of the Company and its Subsidiaries), accompanied by any report or comments by said accountants made in connection with the certification of such statements;

     (b) file with the Trustee concurrently with the filing of the foregoing financial statements, an Officer’s Certificate, which need not comply with Section 1.02 hereof, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, and stating whether or not they have obtained knowledge of any such default, and, if so, specifying each such default of which the signers have knowledge and the nature thereof; and

     (c) file with the Trustee concurrently with the filing of such financial statements, a written statement of the firm of independent registered public accountants who shall have certified such financial statements, addressed to the Company to the effect that in making the audit necessary to said certification, they have obtained no knowledge of any default by the Company in the fulfillment of any of the terms, covenants or conditions of the Securities of any series or this Indenture, or if such accountants shall have obtained from such examination knowledge of any such default, they shall disclose in such statement the default or defaults and the nature thereof, it being understood that such accountants shall not be liable, directly or indirectly, to anyone for failure to obtain knowledge of any such default. Subject to the provisions of Section 8.01 hereof, the Trustee shall have no duty or responsibility in respect of any statement filed with it pursuant to this Subsection (c) except to exhibit the same to any Holder upon request.

     Section 12.07. Corporate Existence.

     Subject to Article Ten hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities of any series.

     Section 12.08. Transactions with Affiliates.

     Neither the Company nor any Subsidiary will engage in any transaction with any Affiliate of the Company unless such transaction is on a basis not materially less favorable to the Company or such Subsidiary than would be the case if such transaction had been effected with a non-related third party.

     Section 12.09. Maintenance of Net Worth.

     The Company shall at all times maintain Net Worth of at least $50,000,000.

     Section 12.10. Restrictions on the Creation of Mortgages and Liens.

     The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its or their properties or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, except (i) liens for taxes, assessments or governmental charges that are not at the time due or that are payable without penalty or as to which the Company or such Subsidiary has not yet been officially assessed or notified or that are being contested in good faith by appropriate proceedings; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its properties or assets that were not incurred in connection with the issuance or assumption of Debt, and that do not in the aggregate materially detract from the value of its properties or assets or materially impair the use thereof in the operation of its business; (iii) liens on deposits of the Company or of a Subsidiary with banks, in accordance with customary and established banking practice, in connection with the providing by the Company or a Subsidiary of financial accommodations to any Person in the ordinary course of business; (iv) mortgages or liens on properties or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or one or more Subsidiaries; (v) any mortgage or other lien existing on any tangible property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any tangible property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or by such Subsidiary, or placed upon tangible property being constructed or acquired by the Company or any Subsidiary to secure all or a portion of the purchase price thereof and (vi) any extension, renewal or replacement, in whole or in part, of any mortgage, pledge, encumbrance, lien or charge referred to in the foregoing clauses (i) to (v) inclusive, provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage, pledge, encumbrance, lien or charge so extended, renewed or replaced (plus improvements on such property), and provided, further, that any such mortgage or other lien shall not encumber any other property of the Company or such Subsidiary.

     Notwithstanding the foregoing, the Company and any Subsidiary may at any time create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge upon any of its or their properties or assets in connection with the issuance or assumption of secured Debt that would otherwise be subject to the foregoing restrictions if the aggregate amount of such secured Debt together with all other such secured Debt of the Company and its Subsidiaries does not exceed 10% of the Borrowing Base of the Company.

     Section 12.11. Ownership of Capital Stock of the Company.

     American Express will at all times own, directly or through one or more wholly-owned Subsidiaries, 100% of the Common Stock of the Company. If at any time or times the Company shall have outstanding any shares of capital stock other than Common Stock having ordinary voting rights, American Express will also at all times own, directly or through one or more wholly-owned Subsidiaries, shares representing not less than 80% of the total combined voting power of all shares of the Company having ordinary voting rights. In the event of any breach of either or both of the aforesaid covenants, the Company shall forthwith and, in any event, within ten days furnish the Trustee for the Securities of every series an Officer’s Certificate advising it of such development.

     Section 12.12. Permit No Vacancy in Office of Trustee.

     The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee for the Securities of any series, will appoint, in the manner provided in Section 8.10 hereof, a Trustee for the Securities of such series, so that there shall at all times be a Trustee for the Securities of every series hereunder.

     Section 12.13. Other Instruments and Acts.

     The Company will, upon the request of the Trustee for the Securities of any series, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

     Section 12.14. Waiver.

     Without limitation of the rights of the Holders and the Company with respect to waivers and amendments set forth in Section 7.13 and Section 11.02, the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 12.04, 12.08, 12.09 and 12.10 with respect to Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding of such series affected by the omission shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each such series in respect of any such covenant or condition shall remain in full force and effect.

     Section 12.15. Release from Certain Covenants.

     Unless this Section 12.15 is specified, as contemplated by Section 3.01 hereof, to be inapplicable to Securities of a series, the provisions of Sections 12.04, 12.08, 12.09, 12.10 and 12.11 and clause(e) of Section 7.01 shall cease to be binding on the Company and shall be of no further force and effect with respect to the Outstanding Securities of such series from and after the ninety-first day after the date of the deposit referred to in paragraph (a) below, provided that the following conditions shall have been satisfied:

     (a) the Company has deposited or caused to be deposited with the Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Securities of such series, with reference to this Section 12.15, (i) money in an amount in the currency in which the Securities of such series are denominated, or (ii) U.S. Government Obligations in the case of Securities denominated in Dollars or obligations issued or guaranteed by the government that issued the currency in which the Securities are denominated in the case of Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in this paragraph (a), money in an amount in the currency in which the Securities of such series are denominated, or (iii) a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) or interest, if any, to the Stated Maturity as such principal (and premium, if any) or interest, if any, becomes due and payable in accordance with the terms of this Indenture and the Securities of such series;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with the Outstanding Securities of such series, including all amounts due to the Trustee under Section 8.07 for such series; and

     (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all of the conditions precedent herein provided for relating to the foregoing relief from the provisions of Sections 12.04, 12.08, 12.09, 12.10, 12.11 and clause (e) of Section 7.01 have been complied with.

     The obligations described in clause (ii) of paragraph (a) of this Section 12.15 may include depositary receipts issued by banks or trust companies as custodians with respect to any such obligations or specific payments of interest or principal due on such obligations held by such custodians for the account of the holders of the depositary receipts; provided, however, that, except as required by law, no deduction may be made by such custodians from the amounts payable to the holders of such depositary receipts from the amounts received by such custodians in respect of such obligations or the specific payments of interest or principal thereon evidenced by such depositary receipts. Any money deposited with the Trustee for a series of Securities pursuant to paragraph (a) of this Section 12.15 and the proceeds of any obligations (or certificates evidencing obligations), including interest thereon and principal thereof, deposited with such Trustee pursuant to such paragraph (a) shall be held in trust by the Trustee and applied by such Trustee, if so directed by Company Order, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal of and interest on the Securities of such series, but such money need not be segregated from other funds except to the extent required by law. Anything in this Section 12.15 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in this Section 12.15 which, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received. Compliance with the provisions of this Section 12.15 shall not relieve the Company of its obligation to make payments of principal of and interest on the Securities of such series or, except with respect to Sections 12.04, 12.08, 12.09, 12.10, 12.11 and clause (e) of Section 7.01, of any other of its obligations under this Indenture and the Securities of such series.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMERICAN EXPRESS CREDIT CORPORATION

By:	/s/ Maureen Ryan
Title:	Vice-President

THE BANK OF NEW YORK

By:	/s/ Remo J. Reale
Title:	Vice-President